UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2025
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification No.)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On December 3, 2025, nCino, Inc. (the “Company”) issued a press release announcing its financial results for its third quarter ended October 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Andy Yasutake and Diego Dugatkin to, and Resignation of Jeff Horing from, the Board of Directors
On December 1, 2025, the Board of Directors of the Company (the “Board”) increased the size of the Board from eight (8) to nine (9) directors and appointed Andy Yasutake and Diego Dugatkin as new members of the Board, effective immediately, filling the vacancies created by (i) the resignation of Jeff Horing immediately prior to such appointment and (ii) the increase to the Board size. Mr. Horing’s resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Yasutake will serve as a Class II director with a term expiring at the Company’s 2028 annual meeting of stockholders, and Mr. Dugatkin will serve as a Class III directors with a term expiring at the Company’s 2026 annual meeting of stockholders, or until each of his successor has been elected and qualified or his earlier death, resignation of removal.
Mr. Yasutake is a technology executive with over 26 years leading global product, technology, and operations. He serves as Senior Vice President, Global Head of Strategic Growth, Ventures & AI at Edgevana and as advisor and limited partner at 007 Venture Partners. Mr. Yasutake previously worked at Airbnb, LinkedIn and eBay. He began his career as an analyst and consultant after graduating with a degree in Psychology and Information Systems from the University of Southern California.
Mr. Dugatkin serves as the Chief Product Officer at Box and as a board member of Freepik, a technology company specializing in AI tools for creating and editing audiovisual content. Mr. Dugatkin previously held a variety of senior product management positions with Adobe, Switchfly, Conviva and Ixia. Mr. Dugatkin holds a Master of Science and Ph.D. in Electrical Engineering from the California Institute of Technology.
Neither Mr. Yasutake nor Mr. Dugatkin have been appointed to any committee of the Board.
There is no arrangement or understanding between the Company and each of Messrs. Yasutake or Dugatkin pursuant to which they were appointed to the Board, and there have been no related party transactions between the Company and each of Messrs. Yasutake or Dugatkin that would be reportable under Item 404(a) of Regulation S-K. Messrs. Dugatkin and Yasutake will each receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 9, 2025 (the “2025 Proxy Statement”). Messrs. Yasutake and Dugatkin will also each enter into the Company’s standard form of indemnification agreement, which has been previously filed with the SEC.
Transition of Executive Chairman to Non-Employee Chairman
As previously disclosed on the Company’s Form 8-K filed with the SEC on February 3, 2025, in connection with Pierre Naudé’s appointment as Executive Chairman of the Company, Mr. Naudé entered into a letter agreement providing for an initial term expiring on February 1, 2026. Upon the expiration of such initial term, Mr. Naudé will transition to serving as a non-employee director and Chairman beginning on February 1, 2026. Mr. Naudé will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s 2025 Proxy Statement.

Item 7.01    Regulation FD Disclosure.
On December 3, 2025, the Company issued a press release announcing the appointment of Messrs. Yasutake and Dugatkin to its Board, the resignation of Mr. Horing from its Board and the transition of Mr. Naudé from Executive Chairman to a non-employee director and Chairman of the Board, as described above under Item 5.02, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K and the accompanying Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of nCino, Inc. dated December 3, 2025 (furnished and not filed).
99.2	Press release of nCino, Inc. dated December 3, 2025 (furnished and not filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: December 3, 2025	By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein
Chief Financial Officer & Treasurer